Contact: Rick Berry Chief Financial Officer 600 Travis Street, Suite 5800 Houston, Texas 77002 713.993.4614

The Edelman Financial Group Reports Second Quarter Earnings
from Continuing Core Operations of $0.09 Per Share

HOUSTON, August 9, 2012 – The Edelman Financial Group Inc. (NASDAQ: EF) (“TEFG” or the “Company”) today reported second quarter earnings from core continuing operations of $2.7 million, or $0.09 per share. In the year earlier quarter, it earned $0.06 per share from continuing core operations. Total earnings from continuing operations were $1.8 million, or $0.06 per share. Costs associated with its take-private transaction were $0.04 per share in the quarter.

The expansion of the Company’s Edelman Financial Services division continued to track plan. Client assets at Edelman Financial Services rose by $90 million to $7.9 billion at the end of the second quarter. The net cost of the expansion in the quarter was $0.02 per share, in line with prior periods. Two new Edelman Financial Services offices were opened in the period.

The Company’s other wealth management units added $90 million of net new client assets, excluding the impact of market changes. However, the overall decline in equity prices in the quarter reduced portfolio values by $364 million in the period. The Edelman Financial Group’s total client assets were $17.5 billion at the end of the quarter (including Edelman Financial Services’ $7.9 billion) versus $17.7 billion three months earlier.

Revenue grew 7% to $45.3 million in the quarter. Lower commission turnover had a mild adverse effect on revenue, although 84% of the Company’s revenue is fee based.

The Company previously announced its intention to go private and expectation that the transaction will close during the third quarter of 2012, subject to customary closing conditions, including receipt of shareholder approval. Following anticipated completion of the transaction, The Edelman Financial Group will become a privately held company owned primarily by Lee Equity Partners and members of management, with its stock no longer trading on the Nasdaq Stock Market.

About The Edelman Financial Group

The Edelman Financial Group is a wealth management company that manages approximately $17.5 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. The Edelman Financial Group has approximately 500 employees in 21 states. Additional information is available at www.edelmanfinancial.com.

About Lee Equity Partners

Lee Equity Partners is a middle-market private equity investment firm managing more than $1 billion of capital. Lee Equity was founded by Thomas H. Lee and focuses on control buyouts and growth capital financings, typically investing $30 million to $150 million per transaction in companies with enterprise values of $100 million to $500 million. The firm seeks to partner with top-tier management teams to build companies with differentiated market position and high growth potential. Target sectors include business services, consumer/retail, distribution/logistics, financial services, healthcare services, and media.

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Cautionary Statement Regarding Forward Looking Information

This press release contains forward looking statements which may be identified by words such as “may,” “could,” “should,” “would,” “estimate,” “expect,” and similar expressions or statements of current expectation, assumption or opinion. These are “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward looking statements, including the following: (1) TEFG may be unable to obtain the shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of TEFG may suffer as a result of uncertainty surrounding the transaction; (5) TEFG may be adversely affected by other economic, business, and/or competitive factors; (6) legislative developments; (7) changes in tax and other laws; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (9) the failure to receive the necessary debt financing set forth in the commitment letters received in connection with the transaction, and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of TEFG are set forth in its filings with the SEC, including its recent filings on Forms 10-K, 10-K/A, 10-Q, and 8-K, including, but not limited to, those described in TEFG’s Form 10-K for the fiscal year ended December 31, 2011 and TEFG’s Form 10-Q for the fiscal quarter ended March 31, 2012. These forward looking statements reflect TEFG’s expectations as of the date of this press release. TEFG does not undertake any obligation to update any forward looking statement, except as required under applicable law.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of TEFG by Lee Equity. TEFG filed a preliminary proxy statement on Schedule 14A with the SEC on April 16, 2012, as amended on May 16, 2012, and July 6, 2012. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of TEFG. TEFG and Parent also intend to file other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF TEFG ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING TEFG’S DEFINITIVE PROXY STATEMENT, BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to shareholders of TEFG seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of TEFG.

Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by TEFG with the SEC, at the SEC’s website at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and TEFG’s other filings with the SEC may also be obtained from TEFG by directing a request to TEFG, Attention: Corporate Secretary, Susan Bailey, or by calling (713) 220-5115. Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC’s website for further information on its public reference room.

TEFG and its directors, executive officers, and other members of its management and employees may be deemed to be soliciting proxies from TEFG’s shareholders in favor of the proposed acquisition. Information regarding TEFG’s directors and executive officers is available in its Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on April 30, 2012. Additional information regarding the interests of TEFG and its directors and executive officers in the proposed acquisition, which may be different than those of TEFG’s shareholders generally, is included in the preliminary proxy statement filed with the SEC and will be included in the definitive proxy statement and other relevant documents filed with the SEC when they become available.

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Selected Condensed Operating Information (in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue	$45,343	$42,826	$87,799	$84,420
Expenses	41,198	39,855	81,417	75,762
Net	4,145	2,971	6,382	8,658
Equity in income of limited partnerships	1,038	6,078	1,953	9,538
Income from continuing operations before income taxes	5,183	9,049	8,335	18,196
Provision for income taxes	(1,472)	(2,525)	2,185	(5,023)
Income from continuing operations, net of income taxes	3,711	6,524	6,150	13,173
Loss from discontinued operations, net of income taxes of
$(655), $(287), $(688) and $(766) respectively	(1,580)	(449)	(1,714)	(1,196)
Net income	2,131	6,075	4,436	11,977
Less: Net income attributable to the noncontrolling interest	(1,919)	(2,234)	(4,220)	(5,298)
Net income attributable to The Edelman Financial Group Inc.	$212	$3,841	$216	$6,679

Basic earnings (loss) per common share:
Continuing operations	$0.06	$0.14	$0.07	$0.26
Discontinued operations	(0.05)	(0.01)	(0.06)	(0.03)
Net earnings	$0.01	$0.13	$0.01	$0.23

Diluted earnings (loss) per common share:
Continuing operations	$0.06	$0.14	$0.06	$0.25
Discontinued operations	(0.05)	(0.01)	(0.05)	(0.03)
Net earnings	$0.01	$0.13	$0.01	$0.22

Weighted average shares outstanding:
Basic	29,331	29,150	29,282	29,159
Diluted	29,931	30,174	30,090	30,086

Amounts attributable to The Edelman Financial Group Inc. common shareholders:
Income from continuing operations, net of tax	$1,792	$4,218	$1,930	$7,646
Loss from discontinued operations, net of tax	(1,580)	(377)	(1,714)	(967)
Net income	$212	$3,841	$216	$6,679

GAAP to Non-GAAP Reconciliation	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012
Net operating income from core activities:	Amount	Diluted EPS	Amount	Diluted EPS
Income from continuing operations, net of tax, attributable to
The Edelman Financial Group Inc.	$1,792	$0.06	$1,930	$0.06
Adjustments:
Costs associated with take-private transaction	1,159	0.04	2,169	0.07
Change in valuation of GFS contingent consideration	-	-	184	0.01
Loss associated with lease amendment	262	0.01	262	0.01
Investment portfolio gains, net of tax	(537)	(0.02)	(922)	(0.03)
Net operating income from core activities	$2,676	$0.09	$3,623	$0.12

Weighted average shares outstanding		29,931		30,090

	Three Months Ended		Six Months Ended
	June 30, 2011		June 30, 2011
Net operating income from core activities:	Amount	Diluted EPS	Amount	Diluted EPS
Income from continuing operations, net of tax, attributable to
The Edelman Financial Group Inc.	$4,218	$0.14	$7,646	$0.25
Adjustments:
Loss on note receivable held for sale	2,752	0.09	2,673	0.09
Investment portfolio gains, net of tax	(2,137)	(0.07)	(3,130)	(0.10)
Net operating income from core activities	$4,833	$0.16	$7,189	$0.24

Weighted average shares outstanding		30,174		30,086

Balance sheet data:
Cash and cash equivalents	$35,836
Other tangible net assets	71,958
Tangible net assets	107,794
Shareholders' equity	$250,842

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Selected Condensed Operating Information (in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
Mass Affluent	$25,983	$23,044	$50,953	$44,250
Other Wealth Management	16,147	17,996	31,978	38,455
Wealth Management Total	42,130	41,040	82,931	82,705
Corporate Support and Other	3,213	1,786	4,868	1,715
Total	$45,343	$42,826	$87,799	$84,420

Income (loss) from continuing operations before equity in income of limited partnerships and income taxes:
Mass Affluent	$6,423	$6,023	$12,516	$10,804
Other Wealth Management	5,508	6,083	10,732	12,904
Wealth Management Total	11,931	12,106	23,248	23,708
Corporate Support and Other	(7,786)	(9,135)	(16,866)	(15,050)
Total	$4,145	$2,971	$6,382	$8,658

Equity in income (loss) of limited partnerships:
Mass Affluent	$-	$-	$-	$-
Other Wealth Management	(207)	180	276	2,798
Wealth Management Total	(207)	180	276	2,798
Corporate Support and Other	1,245	5,898	1,677	6,740
Total	$1,038	$6,078	$1,953	$9,538

Income (loss) from continuing operations before income taxes:
Mass Affluent	$6,423	$6,023	$12,516	$10,804
Other Wealth Management	5,301	6,263	11,008	15,702
Wealth Management Total	11,724	12,286	23,524	26,506
Corporate Support and Other	(6,541)	(3,237)	(15,189)	(8,310)
Total	$5,183	$9,049	$8,335	$18,196

Net (income) loss attributable to the noncontrolling interest:
Mass Affluent	$(1,531)	$(1,445)	$(2,994)	$(2,593)
Other Wealth Management	(858)	(1,234)	(1,951)	(3,708)
Wealth Management Total	(2,389)	(2,679)	(4,945)	(6,301)
Corporate Support and Other	470	445	725	1,003
Total	$(1,919)	$(2,234)	$(4,220)	$(5,298)

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